CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 59 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 8, 2009, relating to the financial statements and financial highlights appearing in the October 31, 2009 Annual Reports to Shareholders of Vanguard STAR Fund, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Conservative Growth Fund, Vanguard LifeStrategy Moderate Growth Fund, and Vanguard LifeStrategy Growth Fund, and of our report dated December 15, 2009, relating to the financial statements and financial highlights appearing in the October 31, 2009 Annual Reports to Shareholders of Vanguard Developed Markets Index Fund and Vanguard Total International Stock Index Fund (comprising Vanguard STAR Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
November 22, 2010